Exhibit 99.1

GRUBHUB REPORTS third QUARTER 2019 RESULTS

Grubhub generates 30% revenue growth in the third quarter

CHICAGO, October 28, 2019 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the third quarter ended September 30, 2019 and also posted a letter to shareholders on its investor relations website. The Company reported revenues of $322 million, which is a 30% year-over-year increase from $247 million in the third quarter of 2018. Gross Food Sales grew 15% year-over-year to $1.4 billion, up from $1.2 billion in the same period last year.

"Our teams had another strong quarter of execution, adding nearly one million active diners and 15,000 restaurants to our platform," said Matt Maloney, Grubhub founder and CEO. "As we detail in our shareholder letter, we are entering the next phase of growth in the U.S. online food ordering industry where it is increasingly important to create a differentiated experience for diners and long-term value for restaurants. We are excited to leverage the robust profitability of our core business and best-in-class restaurant-facing products to grow our two-sided marketplace in a sustainable manner."

Third Quarter 2019 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended September 30, 2019, as compared to the same period in 2018.

Third Quarter Financial Highlights

•	Revenues: $322.1 million, a 30% year-over-year increase from $247.2 million in the third quarter of 2018.
•	Net Income: $1.0 million, or $0.01 per diluted share, a decrease from $22.7 million, or $0.24 per diluted share, in the third quarter of 2018.
•	Non-GAAP Adjusted EBITDA: $53.8 million, a 10% year-over-year decrease from $60.1 million in the third quarter of 2018.
•	Non-GAAP Net Income: $24.7 million, or $0.27 per diluted share, a decrease from $42.2 million, or $0.45 per diluted share, in the third quarter of 2018.

Third Quarter Key Business Metrics Highlights1

•	Active Diners: 21.2 million, a 29% year-over-year increase from 16.4 million Active Diners in the third quarter of 2018.
•	Daily Average Grubs (DAGs): 457,300, a 10% year-over-year increase from 416,000 DAGs in the third quarter of 2018.
•	Gross Food Sales: $1.4 billion, a 15% year-over-year increase from $1.2 billion in the third quarter of 2018.

[1]	Key Business Metrics are defined on page 29 of our Annual Report on Form 10-K filed on February 28, 2019.

“Last year, in the fourth quarter, we made opportunistic investments to expand delivery market coverage, increase new diner advertising and accelerate our enterprise brand sales efforts. Through the third quarter of 2019, we believe all three of these initiatives had a positive impact on our business and long-term shareholder value,” said Adam DeWitt, Grubhub President and CFO. “Importantly, we demonstrated the ability to generate operating leverage consistently throughout 2019 with EBITDA per order increasing 31% from $0.98 in the fourth quarter of 2018 to $1.28 in the third quarter of 2019. We are excited to embark on the initiatives detailed in the shareholder letter to further differentiate our marketplace for both restaurants and diners and position us for maintaining, and eventually improving, profitability.”

Fourth Quarter 2019 Guidance

Based on information available as of October 28, 2019, the Company is providing the following financial guidance for the fourth quarter of 2019.

Fourth Quarter 2019
(in millions)
Expected Revenue range	$315 - $335
Expected Adjusted EBITDA range	$15 - $25

Third Quarter 2019 Financial Results Conference Call

Grubhub will webcast a conference call tomorrow at 8:00 a.m. CT to discuss the third quarter 2019 financial results. The webcast can be accessed on the Grubhub Investor Relations website at https://investors.grubhub.com, along with the Company’s letter to shareholders, earnings press release and financial tables. A replay of the webcast will be available at the same website.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 140,000 restaurant partners in over 2,700 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub including its acquisitions. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements including, but not limited to, achievement of the benefits of our planned additional investments, to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2019, which is on file with the SEC and is available on the Investor Relations section of our website at https://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2019, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$322,053	$247,225	$970,881	$719,536
Costs and expenses:
Operations and support	161,387	111,511	485,143	310,239
Sales and marketing	71,617	49,426	224,199	144,413
Technology (exclusive of amortization)	29,483	21,258	86,133	57,306
General and administrative	25,329	22,195	73,900	58,072
Depreciation and amortization	30,649	20,987	82,961	61,787
Total costs and expenses	318,465	225,377	952,336	631,817
Income from operations	3,588	21,848	18,545	87,719
Interest expense - net	6,025	337	14,304	1,367
Income (loss) before provision for income taxes	(2,437)	21,511	4,241	86,352
Income tax (benefit) expense	(3,447)	(1,234)	(4,911)	2,721
Net income attributable to common stockholders	$1,010	$22,745	$9,152	$83,631
Net income per share attributable to common stockholders:
Basic	$0.01	$0.25	$0.10	$0.94
Diluted	$0.01	$0.24	$0.10	$0.91
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	91,349	90,494	91,159	89,027
Diluted	92,847	93,678	92,850	92,091

KEY BUSINESS METRICS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Active Diners (000s)	21,197	16,379	21,197	16,379
Daily Average Grubs	457,300	416,000	488,800	425,300
Gross Food Sales (millions)	$1,400	$1,215	$4,362	$3,680

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$394,000	$211,245
Short-term investments	32,214	14,084
Accounts receivable, less allowances for doubtful accounts	123,309	110,855
Income tax receivable	2,227	9,949
Prepaid expenses and other current assets	18,632	17,642
Total current assets	570,382	363,775
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	160,368	119,495
OTHER ASSETS:
Other assets	25,452	14,186
Operating lease right-of-use asset	100,736	—
Goodwill	1,007,968	1,019,239
Acquired intangible assets, net of amortization	513,848	549,013
Total other assets	1,648,004	1,582,438
TOTAL ASSETS	$2,378,754	$2,065,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$130,544	$127,344
Accounts payable	23,392	26,656
Accrued payroll	22,537	18,173
Current portion of long-term debt	—	6,250
Current operating lease liability	8,056	—
Other accruals	59,686	44,745
Total current liabilities	244,215	223,168
LONG-TERM LIABILITIES:
Deferred taxes, non-current	28,681	46,383
Noncurrent operating lease liability	111,554	—
Long-term debt	492,776	335,548
Other accruals	817	18,270
Total long-term liabilities	633,828	400,201
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(2,346)	(1,891)
Additional paid-in capital	1,144,541	1,094,866
Retained earnings	358,507	349,355
Total Stockholders’ Equity	$1,500,711	$1,442,339
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,378,754	$2,065,708

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,152	$83,631
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	21,665	16,189
Amortization of intangible assets and developed software	61,296	45,598
Stock-based compensation	54,806	36,445
Deferred taxes	(6,208)	2,048
Other	5,210	4,572
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(13,335)	(17,969)
Income taxes receivable	7,722	(5,533)
Prepaid expenses and other assets	(11,955)	(15,455)
Restaurant food liability	3,247	1,608
Accounts payable	(50)	5,265
Accrued payroll	4,366	5,311
Other accruals	20,088	3,752
Net cash provided by operating activities	156,004	165,462
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(49,506)	(47,642)
Proceeds from maturity of investments	31,736	54,916
Capitalized website and development costs	(35,068)	(21,471)
Purchases of property and equipment	(42,702)	(31,984)
Acquisition of other intangible assets	(8,889)	—
Acquisitions of businesses, net of cash acquired	127	(366,856)
Other cash flows from investing activities	(250)	38
Net cash used in investing activities	(104,552)	(412,999)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of long-term debt	500,000	175,000
Repayments of borrowings under the credit facility	(342,313)	(52,344)
Proceeds from the issuance of common stock	—	200,000
Taxes paid related to net settlement of stock-based compensation awards	(20,503)	(28,238)
Proceeds from exercise of stock options	4,040	13,010
Payments for debt issuance costs	(9,136)	—
Net cash provided by financing activities	132,088	307,428
Net change in cash, cash equivalents, and restricted cash	183,540	59,891
Effect of exchange rates on cash, cash equivalents and restricted cash	(293)	(406)
Cash, cash equivalents, and restricted cash at beginning of year	215,802	238,239
Cash, cash equivalents, and restricted cash at end of the period	$399,049	$297,724
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$567	$7,508

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$1,010	$22,745	$9,152	$83,631
Income taxes	(3,447)	(1,234)	(4,911)	2,721
Interest expense - net	6,025	337	14,304	1,367
Depreciation and amortization	30,649	20,987	82,961	61,787
EBITDA	34,237	42,835	101,506	149,506
Acquisition, restructuring and legal costs	1,312	3,024	3,139	5,665
Stock-based compensation	18,279	14,275	54,806	36,445
Adjusted EBITDA	$53,828	$60,134	$159,451	$191,616

Net income per order	$0.02	$0.59	$0.07	$0.72
Adjusted EBITDA per order	$1.28	$1.57	$1.19	$1.65

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$1,010	$22,745	$9,152	$83,631
Stock-based compensation	18,279	14,275	54,806	36,445
Amortization of acquired intangible assets	13,575	10,037	37,345	31,107
Acquisition, restructuring and legal costs	1,312	3,024	3,139	5,665
Income tax adjustments	(9,510)	(7,854)	(26,967)	(21,160)
Non-GAAP net income	$24,666	$42,227	$77,475	$135,688
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	92,847	93,678	92,850	92,091
Non-GAAP net income per diluted share attributable to common stockholders	$0.27	$0.45	$0.83	$1.47

	Guidance
	Three Months Ended December 31, 2019
	Low	High
	(in millions)
Net loss	$(44.8)	$(33.9)
Income taxes	3.8	2.9
Interest expense ̶ net	6.0	6.0
Depreciation and amortization	31.0	31.0
EBITDA	(4.0)	6.0
Acquisition, restructuring and legal costs	—	—
Stock-based compensation	19.0	19.0
Adjusted EBITDA	$15.0	$25.0